[VALHI LOGO]
                          PRESS RELEASE



FOR IMMEDIATE RELEASE:                                 CONTACT:

VALHI, INC.                                            STEVEN L. WATSON
THREE LINCOLN CENTRE                                        VICE PRESIDENT
5430 LBJ FREEWAY                                       (972) 233-1700
DALLAS, TEXAS 75240-2697                               (972) 239-0142 (FAX)



                     VALHI ANNOUNCES LITIGATION DEVELOPMENT

     Dallas, Texas . . . June 17, 1997 . . . Valhi, Inc. (NYSE: VHI) announced today that the Delaware Supreme Court has reversed and remanded for further proceedings the previously announced trial court ruling in favor of the defense
in the stockholder derivative case of Kahn v. Tremont Corporation, et al.   The
suit was originally filed in 1991 following the purchase by Tremont Corporation (NYSE: TRE) of 7.8 million common shares of NL Industries, Inc. (NYSE: NL) from Valhi, then the principal stockholder of Tremont. The defendants in the action include Valhi and the members of Tremont's board of directors. In March 1996, the Delaware Court of Chancery ruled in favor of the defendants after a trial on the merits. Valhi stated that it and the other defendants in the action will continue their vigorous defense of the suit.

     Valhi is engaged in the chemicals, component products and waste management industries.